EXHIBIT 1

CUSIP NO. 63948R103	Schedule 13D

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the stock of the issuer, and that this Joint Filing Agreement may be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date set forth below.

Dated: March 26, 2018

Nuwa Group, LLC

/s/ Kevin Fickle
Name: Kevin Fickle
Title: Managing Member

/s/ Devin Bosch
Name: Devin Bosch
Title: Owner of Capital Group Consultants, LLC,
Managing Member of Nuwa Group, LLC

KEVIN FICKLE

/s/ Kevin Fickle____________
Name: Kevin Fickle

DEVIN BOSCH

/s/Devin Bosch______________
Name: Devin Bosch